Exhibit 23.4

                           CONSENT OF E. DONALD TERRY

I consent ot being named, in the Registration Statement on Form S-1 to be filed by Cal Dive International, Inc., as about to be named a director of Cal Dive International, Inc.

                              /s/ E. DONALD TERRY
                                  E. Donald Terry
                                  September 4, 1996